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                                                                   EXHIBIT 10(c)


                                  SECURITY AGREEMENT


    This is a Security Agreement made this 16th day of December, 1996 (the "Agreement") between Choices Entertainment Corporation, a corporation having its principal place of business at 836 West Trenton Avenue, Morrisville, Pennsylvania ("Debtor"), and West Coast Entertainment Corporation, a corporation having its principal place of business at 9990 Global Road, Philadelphia, Pennsylvania ("Secured Party").

    1.0  SECURITY INTEREST   Debtor, for valuable consideration, receipt of
which is acknowledged, hereby grants to Secured Party a security interest in the following types of Debtor's property: (a) inventory, to the extent now located or hereafter located at Debtor's store which is located at Village at Newtown, South Eagle Road, Newtown, Pennsylvania 18940 (the "Newtown Store"); (b) accounts (excluding bank accounts), contract rights, chattel paper, documents and instruments relating to or used in the conduct of the business of the Newton Store; (c) goodwill, records, computer programs and rights in premises relating to or used in the conduct of the business of the Newton Store; (d) equipment, machinery, tools, furniture and fixtures, to the extent now located or hereafter located at the Newtown Store; (e) other personal property of every kind relating to or used in the conduct of the business of the Newtown Store, including interests in and claims under policies of insurance (but excluding cash in excess of $600 located at the Newtown Store); and all products and proceeds of the above (collectively, the "Collateral").

    2.0 OBLIGATIONS SECURED The security interest granted hereby secures payment and performance of all debts, loans, liabilities and agreements of Debtor to Secured Party of every kind and description, whether now existing or hereafter arising, including, without limitation, the obligations of the Debtor under a certain Secured Promissory Note (the "Note"), of even date herewith, payable to the Secured Party in the original principal amount of $150,000 (collectively, the "Obligations").

    3.0  DEBTOR'S REPRESENTATIONS AND WARRANTIES
Debtor represents and warrants that:

    3.1 It has no place of business other than that shown on Schedule A attached hereto and that Debtor keeps its inventory and records concerning accounts, contract rights and other property at 836 West Trenton Avenue, Morrisville, Pennsylvania which is its chief executive office. Debtor will promptly notify Secured Party in writing of any change in the location of its chief executive office or the establishment of any new place of business where its inventory or records are kept.

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    3.2  Except as set forth on Schedule B hereto, Debtor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business under the laws of each state where the nature of the business done or property owned requires such qualification. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action. The execution, delivery and performance of the Note and this Agreement, the borrowing under the Note and the use of proceeds thereof will not violate the terms of any agreement, instrument, note, indenture, debenture or other document by which the Debtor or its property is bound or result in or require the creation of any lien, security interest or mortgage on the property of Debtor, except in favor of Secured Party.

    3.3 Debtor will at all times keep in a manner satisfactory to the Secured Party accurate and complete records of Debtor's inventory and accounts, will maintain the Collateral in good repair and working order and will keep the Collateral insured, naming the Secured Party as a loss payee. Debtor will operate its business in accordance with its usual and customary practice, and shall not remove any of the Collateral from the Newtown Store except in the ordinary course of its business and in accordance with its usual and customary practices.

    4.0  FINANCING STATEMENTS   Debtor hereby agrees to execute, deliver and
pay the cost of filing any financing statement, or other notices appropriate under applicable law, in respect of any security interest created pursuant to this Agreement which may at any time be required or which, in the opinion of Secured Party, may at any time be desirable. In the event that any re-recording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such lien or security interest, Debtor shall, at its cost and expense, cause the same to be re-recorded and/or refiled at the time and in the manner requested by Secured Party. Debtor hereby irrevocably designates Secured Party, its agents, representatives and designees as agents and attorneys-in-fact for Debtor to sign such financing statements on behalf of Debtor.

    5.0  DEBTOR'S RIGHTS UNTIL DEFAULT   In the absence of any default
hereunder, Debtor shall have the right to possess the Collateral, manage its property and sell and lease its inventory in the ordinary course of business.

    6.0  DEFAULT   Debtor shall be in default under this Agreement upon the
happening of any of the following events or conditions, without demand or notice from Secured Party:

    6.1 Failure to observe or perform any of its agreements or covenants in this Agreement or any other agreement with the Secured Party;

    6.2  Failure to pay the Note when and as due;

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    6.3  Failure to pay when due any other obligation to the Secured Party, whether by maturity, acceleration or otherwise;

    6.4 Any representation or warranty made by the Debtor in this Agreement or any other agreement between the Debtor and the Secured Party shall prove to have been materially incorrect or misleading on or as of the date made or deemed made;

    6.5 Dissolution, termination of existence, insolvency, business failure, appointment of a receiver or custodian of any part of Debtor's property, assignment or trust mortgage for the benefit of creditors by Debtor, the recording or existence of any lien for unpaid taxes, the commencement of any proceeding under any bankruptcy or insolvency laws of any state or of the United States by or against Debtor, or service upon Secured Party of any writ, summons, or process designed to affect any of Debtor's accounts or other property.

    7.0  SECURED PARTY'S RIGHTS UPON DEFAULT   Upon default and at any time
thereafter, Secured Party, without presentment, demand, notice, protest or advertisement of any kind, may:

    7.1 Notify account debtors that the Collateral has been assigned to Secured Party and that payments shall be made directly to Secured Party and upon request of Secured Party, Debtor will so notify such account debtors that their accounts must be paid to Secured Party. After notification, Debtor shall immediately upon receipt of all checks, drafts, cash and other remittances deliver the same in kind to the Secured Party. Secured Party shall have full power to collect, compromise, endorse, sell or otherwise deal with the Collateral or proceeds thereof in its own name or in the name of Debtor and Debtor hereby irrevocably appoints the Secured Party its attorney-in-fact for this purpose.

    7.2 Make all Obligations immediately due and payable, without presentment, demand, protest, hearing or notice of any kind and exercise the remedies of a Secured Party afforded by the Pennsylvania Uniform Commercial Code and other applicable law or by the terms of any agreement between Debtor and Secured Party.

    7.3 Notify Debtor to assemble the Collateral at a place designated by Secured Party.

    7.4 Take possession of the Collateral and the premises at which any Collateral is located and sell all or part of the Collateral at a public or private sale.

    7.5 In the case of any sale of disposition of the Collateral, or the realization of funds therefrom, the proceeds thereof shall first be applied to the payment of the expenses of such sale, commissions, reasonable attorneys fees and all charges paid or incurred by Secured Party pertaining to said sale or this Agreement, including any taxes or other charges imposed by law upon the Collateral and/or the owning, holding or transferring thereof;

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secondly, to pay, satisfy and discharge the Obligations secured hereby; and, thirdly, to pay the surplus, if any, to Debtor, provided that the time of any application of the proceeds shall be at the sole and absolute discretion of Secured Party. To the extent such proceeds do not satisfy the foregoing items, Debtor hereby promises and agrees to pay any deficiency. Except for Collateral that is perishable or is a type customarily sold in a recognized market, Secured Party will give Debtor at least ten (10) days' written notice of the time and place of any sale of the Collateral.

    8.0  MISCELLANEOUS   (a)  Neither this Agreement nor any part thereof can
be changed, waived, or amended except by an instrument in writing signed by Secured Party; and waiver on one occasion shall not operate as a waiver on any occasion. (b) Any notice required or permitted hereunder shall be in writing and shall be duly given to any party if hand delivered or if mailed first class postage prepaid to the address set forth above or to such other address as may be specified by notice in writing. (c) The Uniform Commercial Code and other laws of Pennsylvania shall govern the construction of this Agreement.

    EXECUTED as an instrument under seal by the duly authorized officers of the parties as of the date first above written.


DEBTOR:                                     SECURED PARTY:

CHOICES ENTERTAINMENT CORPORATION           WEST COAST ENTERTAINMENT CORPORATION



By: /s/  Ronald W. Martignoni               By: /s/  Richard Kelly
------------------------------                  ------------------------------
Title  President  Ronald W. Martignoni          Title  CFO


Attest: /s/  Mark D. Wiltshire
        ------------------------


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                                      Schedule A

                                  Places of Business

Morrisville Shopping Center
West Trenton & Pennsylvania Avenues
Morrisville, PA  19067

Winslow Shopping Plaza
542 Berlin Cross Keys Road
Sicklersville, NJ 08081

Lower Makefield Shopping Center
78-80 Stony Hill Road
Yardley, PA  19067

Village at Newtown
South Eagle Road
Newtown, PA  18940

Town Center
406 Town Center
New Britain, PA  18901

Shoppes at Foxmoor
1027 Washington Boulevard & Route 133
Robbinsville, NJ  08691

Jamesway Plaza
Delsea Drive
Glassboro, NJ  08028

Fox Run Shopping Center
200 Foxhunt Drive
Bear, DE  19701

Choices Movies & Games
8799 Frankford Avenue
Philadelphia, PA  19136

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                                      Schedule B

                            Exceptions to Representations